                                                           EXHIBIT 11.0
                                                           ------------

                              SAVILLE SYSTEMS PLC
                               FORM 10-Q REPORT
                 FOR THE QUARTERLY PERIOD ENDED JUNE 30, 1996


                   Calculation of Shares Used in Determining
                 --------------------------------------------
                           Net Income Per Share (1)
                           ------------------------


                                                 Three months ended                        Six months ended
                                               June 30         June 30                 June 30         June 30
                                                1996            1995                    1996            1995
- ----------------------------------------------------------------------------------------------------------------
                                             (unaudited)     (unaudited)             (unaudited)     (unaudited)
(in thousands, except per share data)

Net income                                       $2,562          $1,889                  $4,604           $3,927

Weighted average number of Ordinary
 equivalent shares:

     Ordinary shares                             17,592          15,004                  17,584           15,004
     Non-qualified share options (2)              1,300             793                   1,204              793
- ----------------------------------------------------------------------------------------------------------------
                                                 18,892          15,797                  18,788           15,797

- ----------------------------------------------------------------------------------------------------------------
Net Income per Share                              $0.14           $0.12                   $0.25            $0.25
================================================================================================================

(1) This Exhibit should be read in connection with "Net Income per share" in Note 2 of the notes to the consolidated interim financial statements.

(2) Pursuant to the requirements of the Securities and Exchange Commission, Ordinary Shares and share equivalents issued during the twelve month period prior to the Company's initial public offering have been included in the calculation (using the treasury stock method and the initial public offering price) as if they were outstanding for all periods presented.